Letter 1 Copy: [NationsBank Letterhead] BARNETT SHAREHOLDERS

January x, 1998

Dear Fellow Shareholder:

I am pleased to welcome you as a shareholder in NationsBank. We appreciate the trust you have placed in us and will endeavor to maintain that confidence through strong financial performance.

I would like to invite you to enroll in the NATIONSBANK SHARESDIRECT PLAN. It offers some very powerful advantages for building your holdings in NationsBank stock over time.

FLEXIBILITY. You can set up an automatic monthly bank withdrawal for regular purchases, or you may simply write us a check. And, you also have the option of reinvesting your dividends--probably the easiest way to purchase new shares.

COST SAVINGS. Buying stock directly from NationsBank offers a substantial savings on brokers' fees and commissions.

SIMPLICITY. It's easy to get started. Everything you need to enroll is in this package.

The enclosed brochure provides a Prospectus and information about the NationsBank SharesDirect Plan. Please read it carefully before making your decision. If you have any questions about the Plan please call us at 1-800-642-9855.

As always, I welcome your ideas and suggestions.

Sincerely,

Hugh L. McColl, Jr.

Letter 2 Copy: [NationsBank Letterhead] NATIONSBANK SHAREHOLDERS

January x, 1998

Dear Fellow Shareholder:

I am pleased to introduce the NATIONSBANK SHARESDIRECT PLAN. It replaces the NationsBank Dividend Reinvestment and Stock Purchase Plan and offers you some powerful new investment alternatives.

AUTOMATIC SHARE PURCHASE. You may buy additional shares with an automatic monthly bank withdrawal or with a check. And, you also have the option of reinvesting your dividends--probably the easiest way to purchase new shares.

NEW FLEXIBILITY. Shareholders can purchase up to $120,000 of stock a year. You can buy or sell stock weekly, if you desire.

No matter how you choose to take advantage of the benefits of our new Plan, it is the easiest, most cost-effective way to build your holdings in NationsBank over time. We are pleased to offer this package to you to help you reach your financial goals.

The enclosed brochure provides a Prospectus and information about the NationsBank SharesDirect Plan. Please read it carefully before making your decision. If you do not want to make any changes, you do not need to take any action. You can use the enrollment form in the brochure if you are going to use any of the new features. If you have any questions about the Plan please call us at 1-800-642-9855.

As always, I look forward to your ideas and suggestions.

Sincerely,

Hugh L. McColl, Jr.

Letter 3 Copy: [NationsBank Letterhead] NEW PROSPECTS

January x, 1998

Dear Investor:

Thank you for inquiring about the NATIONSBANK SHARESDIRECT PLAN. Buying our stock has never been easier. This Plan offers the independent investor powerful advantages.

INITIAL PURCHASE. You can buy your very first shares in NationsBank by enrolling in this Plan. From then on you can build your holdings with additional cash investments and dividend reinvestment.

FLEXIBILITY. You can set up an automatic monthly bank withdrawal for regular purchases, or you may simply write us a check. And, you also have the option of reinvesting your dividends--probably the easiest way to purchase new shares.

COST SAVINGS. Buying shares directly from NationsBank offers a substantial savings on brokers' fees and commissions.

SIMPLICITY. It's easy to get started. All you need to do is fill out one simple enrollment form.

The enclosed brochure provides a Prospectus and information about the NationsBank SharesDirect Plan. Please read it carefully before making your decision. If you have any questions about the Plan please contact us at 1-800-642-9855.

I thank you for your interest in NationsBank and I invite you to take advantage of the NationsBank SharesDirect Plan.

Sincerely,

Hugh L. McColl, Jr.

NationsBank SharesDirect Plan
(NationsBank Logo)(tm)

THE NATIONSBANK SHARESDIRECT PLAN AND COMPANY OVERVIEW

"Today, in my opinion, our company has an unmatched franchise--that means leading market shares in some of the fastest growing areas of the country, a highly competitive selection of products, many of the best locations and the capital to invest in research and development to build the bank of the future...We are highly optimistic -- because the future of our company is a bet on the future of our nation."

Hugh L. McColl, Jr.

NationsBank Chief Executive Officer
Shareholder
(NationsBank Logo)(tm)

The NationsBank SharesDirect Plan

Just as NationsBank is a leader in financial services, the NationsBank SharesDirect Plan is an innovative investment tool. Flexible and simple, this Plan offers previously unavailable financial opportunities for you to build your investment in NationsBank.

Advantages of NationsBank SharesDirect Plan
Convenience
Just as new technologies and information channels have made banking more convenient, direct stock purchase plans like ours make the purchase of stock more convenient.

Automatic purchases can be established through the dividend reinvestment feature. Or you can purchase NationsBank stock monthly through automatic deductions from your account at any U.S. financial institution. Or, if you prefer, you can send a check or money order to purchase additional shares of NationsBank stock.

Flexibility
The NationsBank SharesDirect Plan allows you to cost-effectively make smaller stock purchases than traditional investment methods. After your intitial investment, you can invest as little as $50 per purchase, giving you the advantage of increasing your holdings in NationsBank gradually over time.

Savings
With direct stock purchases through this Plan, you can enjoy significant savings on brokerage fees when you purchase NationsBank stock.

Simple
It's easy. There's just one form to complete.

This plan also offers you a disciplined investment strategy that is easy to set up and easy to perpetuate. For many, this will be its greatest asset. For seasoned investors, it's a hasslefree addition to any portfolio. For investors just getting started, it's a convenient and economical way to begin making regular investments.

"One thing we've learned is that relationships with existing customers represent our greatest opportunity. The challenge for banks is to sell more products to more customers...in order to achieve deeper relationships. And while doing it to create an experience for customers that makes their lives better and easier, and helps them fulfill their goals and dreams."

Kenneth D. Lewis
NationsBank President
Shareholder

NationsBank. A Growing Franchise

At NationsBank, our goal is to be the premier banking franchise in the country. Indeed, NationsBank is recognized as the country's first truly multi-regional banking company. Yet, being a top U.S banking company means something more to our customers and to you, our shareholders.

Becoming the premier banking franchise in the country means providing unmatched services and products for our customers. By combining our strengths across the franchise, NationsBank has the size, scale and ability to serve our customers when, where and how they want.

To you, as a shareholder, this commitment portends opportunity. As we've grown, we've focused on innovation, effectiveness and efficiency, maximizing our strengths while eliminating unprofitable business lines and inefficient practices.

NationsBank. A Promising Future.

At NationsBank, we learned an important lesson early on: in order to take care of our shareholders we must always take care of the customer. Our goal is to lead the markets and businesses in which we choose to compete, and to make a difference in the lives of our customers and communities.

The NationsBank core franchise already spans some of the fastest growing parts of America, covering the mid-Atlantic, South, lower Midwest, and Southwest. With this strategic presence, we intend to serve more new customers over the next decade than any other U.S. bank. And our capabilities mean that we can serve those customers with a wide range of leading products, services, convenience and delivery channels.

Our customers tell us that they want a variety of banking options. And we listen. We locate our ATMs and service centers close to where our customers work, live and shop: inside malls, airports and college campuses, as well as in many grocery store banking centers. Our customers can access NationsBank by using the phone, the Internet or our PC-banking service, 24 hours a day, seven days a week.

The story is similar with our business customers. To help them reach their corporate goals, we act as a financial partner, providing everything from corporate checking to debt and equity services. We are the largest small business lender in the country. In fact, we are the leading bank serving middle market customers throughout our franchise, with twice as many customers as our nearest competitor.

NationsBank. Financial Results.

Historically, an investment in NationsBank has outperformed the Standard & Poor 500 Index every year.

CHART: (Total Return to Shareholders, five-, ten-, and fifteen-year.)

                                   5-YEAR       10-YEAR      15-YEAR
                                   1991-96      1986-96      1981-96
Standard & Poors 500                  15%          15%         17%
NationsBank                           23%          21%         23%

CHART COPY:
Total return to shareholders equals compound annual growth rate of stock price and dividends, (reinvested annually for 5, 10, 15 year comparisons).
Past performance is no guarantee of future results.

CHART: (Primary Earnings Per Share, 5, 10 and 15 year.)

                                   5-YEAR       10-YEAR      15-YEAR
                                   1991-96      1986-96      1981-96
NationsBank                         32%            13%         13%

CHART COPY:
Excludes merger restructuring charges and accounting changes.
Returns are based on originally reported results.

"We are proud of the way we have redefined your company over the past decade while delivering earnings growth and returns to you, the shareholder. We look forward to many more years of further growth and profitability."

James H. Hance, Jr.
NationsBank Vice Chairman and Chief Financial Officer
Shareholder

Vision in an Evolving Industry

The face of banking is changing dramatically. Restrictive federal and state banking regulations continue to loosen, freeing banks to enter arenas that were previously off-limits. They are now able to more fully participate in the mutual fund, insurance and capital markets industries.

This freedom brings both real challenges and the potential for great success. Only those banks with vision and resources will be able to take full advantage of today's opportunities.

As a shareholder, you'll appreciate three characteristics that distinguish NationsBank in today's competitive environment. First, yours is a growth company. Second, yours is a dynamic and increasingly entrepreneurial company. We will not shy away from recreating NationsBank in order to evolve one step ahead of our customers' needs. Finally, yours is a company with the capital and resources to shape the future of the industry.

The goal for NationsBank is simple: to be the leading bank of the 21st century. That means leading in the minds of customers. It means leading in the businesses and markets where we choose to compete, as well as in our investment in technology, marketing and in our people. Most importantly, it means leading in financial performance and shareholder returns.

Since our inception, NationsBank has relentlessly pursued this vision. It has brought us and our shareholders the successes of the present. lt will continue to direct our vision of the future.

"We are committed to harnessing the power of our franchise to produce consistent, high-quality earnings growth and improved profitability for our shareholders."

Hugh L. McColl, Jr.
NationsBank Chief Executive Officer
Shareholder
(NationsBank Logo)(tm)

The Prospectus
THIS DOCUMENT IS DELIVERED WITH AND MUST BE READ IN CONJUNCTION WITH THE FOLLOWING PROSPECTUS.

"We intend to create a future where we succeed together by helping our customers succeed in the increasingly small and high-speed world of the 21st century. And if we do that, our shareholders succeed."

Hugh L. McColl, Jr.
NationsBank Chief Executive Officer
Shareholder
(NationsBank Logo)(tm)

The Enrollment

[Chase Logo]

Chase Securities, Inc.
270 Park Avenue
New York, NY 10017-2070

Dear Investor:

We are happy to provide you this information about the NationsBank SharesDirect Plan. The Chase Manhattan Bank is the Administrator for the Plan. Now that you have had the opportunity to review the Prospectus, you will find an enrollment form in this section for your use.

If you elect to participate in the NationsBank SharesDirect Plan, the Chase Manhattan Bank, as Plan Administrator, on your behalf and under the terms of the Plan, will place orders to purchase or sell shares in the open market at your direction through a registered broker-dealer chosen by the Plan Administrator. Chase Securities Inc., an affiliate of the Chase Manhattan Bank, may be the broker-dealer.

Chase Securities Inc. makes no recommendation for or against participation in the Plan or the purchase of any securities under the Plan, nor do we assume any responsibility for the accuracy of the statements made in the enclosed materials.

If you have any questions about the NationsBank SharesDirect Plan, you may contact the Chase Manhattan Bank through NationsBank Shareholder Services at 1-800-642-9855. If you elect to enroll in the Plan, you may use the postage paid envelope for your convenience.

Transfer Agent
Chase Manhattan

Quick Reference:
NationsBank Shareholder Services:
1-800-642-9855

Internet. www.chasemellon.com

Written requests and notices should be mailed as follows:

Send correspondence and all requests except Optional Cash Investments to:
NationsBank Shareholder Services
P.O. Box 3336
South Hackensack, NJ 07606-1936

Please include your daytime telephone number.

Send Optional Cash Investments to:
NationsBank Shareholder
Services
Optional Cash Investments
P.O. Box 382009
Pittsburgh, PA 15250-8009

Make check or money order payable to
NationsBank Corporation in  U.S.
dollars.
Please use transaction stub at
bottom of statement.

                                   NATIONSBANK

Enrollment Form: NationsBank SharesDirect Plan

This form when completed and signed, should be mailed in the envelope provided to:

                     NationsBank Shareholder Services
                     P.O. Box 3337
                     South Hackensack, NJ 07606-1937

ARE YOU A CURRENT REGISTERED SHAREHOLDER?   YES [ ]    NO [ ]

1. ACCOUNT REGISTRATION COMPLETE EITHER SECTION A, B, C OR D. PRINT CLEARLY IN CAPITAL LETTERS.

    A. INDIVIDUAL OR JOINT ACCOUNT (Enter only the Social Security number for the name under which Dividends should be reported.)

Owner's name
[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

Owner's Social Security number                   Owner's date of birth
(used for tax reporting)                         Month     Day      Year
[ ][ ][ ] - [ ][ ] - [ ][ ][ ][ ]                [ ][ ] / [ ][ ] / [ ][ ]

Joint Owner's name
[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

Joint Owner's Social Security number          The account will be registered
(used for tax reporting)                      "Joint Tenants with Rights of
[ ][ ][ ] - [ ][ ] - [ ][ ][ ][ ]             Survivorship" and not as tenants
                                              in common unless you check a box
                                              below:

                                              ( ) Tenants in common
                                              ( ) Tenants by entirety
                                              ( ) Community property
--------------------------------------------------------------------------------

     B. CUSTODIAL ACCOUNT/GIFT TO A MINOR (An Enrollment Form is required for each minor. Only one custodian per account is allowed.)


Custodian's name
[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

Minor's name
[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

Minor's Social Security number           Minor's date of birth      Custodian's
(required)                               Month     Day      Year    state
[ ][ ][ ] - [ ][ ] - [ ][ ][ ][ ]        [ ][ ] / [ ][ ] / [ ][ ]   [ ][ ]
-------------------------------------------------------------------------------

     C. TRUST (Please check only one of the trustee types)
              ( ) Person as trustee      ( ) Organization as trustee

Trustee: Individual or organization name
[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

and Co-trustee's name, if applicable
[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

Name of trust
[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

For the benefit of
[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

Trust Taxpayer Identification number (required)
[ ][ ] - [ ][ ][ ][ ][ ][ ][ ]                   Date of Trust
                                                 Month     Day      Year
                                                 [ ][ ] / [ ][ ] / [ ][ ]
-------------------------------------------------------------------------------

     D. ORGANIZATION OR BUSINESS ENTITY  Check one: ( ) Corporation
                                                    ( ) Partnership
                                                    ( ) Other

Name of entity
[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

Taxpayer Identification number (required)
[ ][ ] - [ ][ ][ ][ ][ ][ ][ ]

2. ADDRESS

Mailing address (including apartment or box number)
[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]
[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

City                                      State   Zip
[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]   [ ][ ]  [ ][ ][ ][ ][ ] - [ ][ ][ ][ ]

Home phone                                   Work phone
([ ][ ][ ]) [ ][ ][ ] - [ ][ ][ ][ ]      ([ ][ ][ ])  [ ][ ][ ] - [ ][ ][ ][ ]

For mailing address outside the U.S.:
Country of residence                   Province          Routing or postal code

[                                  ]   [               ] [                     ]


3. INITIAL/OPTIONAL CASH INVESTMENTS (MAKE CHECKS PAYABLE TO NATIONSBANK CORPARATION)

  ( ) As a NEW investor I wish to enroll in the Plan by making an initial investment. Enclosed is my check or money order for $__________. (Initial investment must be at least $1,000 which includes the $10 Initial Transaction Fee, but cannot exceed $120,000.)

  ( ) As a CURRENT registered shareholder I wish to make an optional cash investment. Enclosed is my check or money order for $ ________. (Investment must be at least $50, but cannot exceed $120,000 per year.)

  Please allow 2 weeks to receive your account statement. Your cancelled check serves as your acknowledgement.

4. OPTIONAL DIVEDEND REINVESTMENT

    You may choose to reinvest all or part of the dividends paid on NationsBank Stock. If no box is selected, The Chase Manhattan Bank will automatically remit any dividends to you in cash.

   ( ) Full dividend reinvestment-reinvest the dividends on ALL shares.

       or

   ( ) Partial Dividend Reinvestment (Please choose either Option 1 or,
       Option 2):

       Option 1: Please pay cash dividends on ________ full shares, and reinvest the balance.
       Option 2: Please reinvest the dividends on ________ full shares, and pay cash dividends on the balance.

   ( ) If this is a gift/transfer per page 8 of the Prospectus, please check this box and the account will be automatically enrolled in dividend reinvestment.

5.  SAFEKEEPING

    Common stock certificates deposited for safekeeping in your account must be registered in the same name as your Plan account. Unless otherwise indicated in Section 4, dividends on all shares deposited for safekeeping will be paid in cash.

    ( ) Please accept the enclosed certificate(s) for deposit to my account.

                       certificate number       number of shares
                  --------------------------  -----------------------
                  --------------------------  -----------------------

                  -------------------------   -----------------------
                  -------------------------   -----------------------

                  -------------------------   -----------------------
                  -------------------------   -----------------------

                  -------------------------   -----------------------
                  NUMBER OF CERTIFICATES        T O T A L
                  -------------------------   -----------------------

                                              -----------------------

                                              ------------------------

6. ELECTRONIC DIVIDEND DEPOSITS/AUTOMATIC INVESTMENTS

   A. AUTHORIZATION AGREEMENT (Please verify that your financial institution participates in these programs)

   ( ) DEPOSIT OF CASH DIVIDENDS ELECTRONICALLY
   I hereby authorize to have my dividends deposited automatically in my checking or savings account. If this option is not selected, your dividend check will be automatically mailed to your address of record.

   ( ) AUTOMATIC OPTIONAL CASH INVESTMENT
   I hereby choose to make additional investments in NationsBank Stock by authorizing automatic monthly deductions from my checking or savings account. Upon receipt of a properly completed form, the Administrator will deduct the amount indicated below from your account. These deductions and automatic investments will continue monthly until you notify NationsBank Shareholder Services to change or discontinue them. Should your account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, you may be charged a fee by your financial institution for insufficient funds.

   I hereby authorize The Chase Manhattan Bank and the Financial Institution indicated below to deduct from my account $______.00 per month ($50 minimum) and apply amounts so deducted toward the purchase of NationsBank Shares under the account designated.

   B.  ACCOUNT INFORMATION

   This information will be used for   ( ) Direct Deposit of Dividends
                                       ( ) Automatic Investments
   Please (check)

   [ ] Checking account
                            --------------------------------------------------
   [ ] Savings account             TAPE YOUR VOIDED CHECK OR DEPOSIT SLIP HERE
                                         (PLEASE DO NOT STAPLE)

                              Financial institution routing information.

                              For deposits or withdrawals to your checking account, please tape a voided check so the Administrator may obtain account information.

                              For deposits or withdrawals to a savings account, please tape a preprinted deposit slip.

                           ----------------------------------------------------
                              If neither a voided check or preprinted deposit slip is available, please complete the boxes below.

                              Financial institution routing number
                              [ ][ ][ ][ ][ ][ ][ ][ ][ ]

                              Financial institution account number
                              [ ][ ][ ][ ][ ][ ][ ][ ][ ]

7. ACCOUNT AUTHORIZATION SIGNATURE/SUBSTITUTE FORM W9, W-8 (REQUIRED)

  ( ) REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (Substitute Form W-9)
      I am a U.S. citizen or a resident alien. I certify under penalties of perjury, that the Taxpayer Identification or Social Security number in Section 1 is correct (or I am waiting for a number to be issued to me). Cross out the following if not true. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

  ( ) CERTIFICATE OF FOREIGN STATUS (Substitute Form W-8)
      I am an exempt foreign citizen. I certify under penalties of perjury, that for dividends, I am not a U.S. citizen or resident alien (or I am filing for a foreign corporation, partnership, estate, or trust) and I am an exempt foreign person, I have entered in Section 2 of this enrollment form the country where I reside permanently for income-tax purposes.

  ( ) FOR ORGANIZATIONS AND BUSINESS ENTITIES EXEMPT FROM BACKUP WITHHOLDING
      I qualify for exemption and my account will not be subject to tax reporting and backup withholding.

THE SIGNATURE(S) BELOW INDICATE THAT I/WE HAVE READ THE NATIONSBANK SHARESDIRECT PLAN'S PROSPECTUS AND AGREE TO THE TERMS.

Signature of account owner(s):                                Date:

-------------------------------------------------------------------------------

    If you need assistance, please call NationsBank Shareholder Services at
                         1-800-642-9855